UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 14, 2006, American Media Operations, Inc. (the “Company”) issued a press release announcing that it was exploring the possible sale of certain assets. The press release, which discloses certain historical financial information relating to those assets, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.06. Material Impairments; Item 2.02. Results of Operations and Financial Condition.

On June 13, 2006, the Audit Committee of the Board of Directors of the Company concluded that certain material non-cash trademark impairment charges amounting to between approximately $134 million and approximately $160 million would likely be recorded in the fourth quarter of the Company’s fiscal year ended March 31, 2006. The Company is in the process of completing its annual impairment test and has determined that changes in the long-term prospects for certain of its trademarks will result in trademark impairments. The more significant of these impairment charges are:

a)	National Enquirer - $85 million to $95 million

b)	Star - $30 million to $40 million

c)	Weekly World News - $12 million to $18 million

d)	Additionally, the Company estimates asset impairments totaling approximately $7 million to reduce the tradename intangibles for the National Examiner, Sun and Country Weekly publications, and Minimags group.

The Company is being assisted in its evaluation of its tradename intangibles by an independent valuation firm. The related valuations are being developed utilizing assumptions and projections that the Company believes to be reasonable and supportable and that reflect management’s best estimates of projected future performance of its publications. The Company historically has selected the beginning of its fourth quarter to conduct its annual tests for goodwill and tradename impairment.

The Company’s goodwill impairment evaluation will be performed once its restated financial statements are completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated June 14, 2006

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward looking statements are the risk that the Company may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable the Company to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; actions of rating agencies; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: June 14, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated June 14, 2006